OmnicomGroup

FIRST QUARTER 2005 RESULTS
Investor Presentation

April 26, 2005

The following materials have been prepared for use in the April 26, 2005 conference call on Omnicom’s results of operations for the quarter ended March 31, 2005. The call will be archived on the Internet at http://www.omnicomgroup.com/financialwebcasts.

Forward-Looking Statements

Certain of the statements in this document constitute forward-looking statements. These statements relate to future events or future financial performance and involve known and unknown risks and other factors that may cause our actual or our industry’s results, levels of activity or achievement to be materially different from those expressed or implied by any forward-looking statements. These risks and uncertainties include, but are not limited to, our future financial condition and results of operations, changes in general economic conditions, competitive factors, changes in client communication requirements, the hiring and retention of human resources and our international operations, which are subject to the risks of currency fluctuations and exchange controls. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. These statements are present expectations. Actual events or results may differ materially.

Other Information

All dollar amounts are in millions except for per share data. The following financial information contained in this document has not been audited, although some of it has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non-financial data contained in this document has been derived from sources we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information.

The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.

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2005 vs. 2004 P&L Summary

	2005	2004	% Change
Revenue	$ 2,403.0	$ 2,231.4	7.7%

Operating Income	257.3	229.3	12.2%
% Margin	10.7%	10.3%

Net Interest Expense	12.1	10.4

Profit Before Tax	245.2	218.9	12.0%
% Margin	10.2%	9.8%

Taxes	86.1	73.6
% Tax Rate	35.1%	33.6%

Profit After Tax	159.1	145.3	9.5%

Equity in Affiliates	5.2	2.5
Minority Interest	(13.8)	(12.2)

Net Income	$ 150.5	$ 135.6	11.0%

2

2005 vs. 2004 Earnings Per Share

	First Quarter
	2005	2004
Earnings per Share:
Basic	$ 0.82	$ 0.72
Diluted	0.82	0.72

Weighted Average Shares (millions)
Basic	182.6	187.9
Diluted	183.8	188.7

Current Period Revenue	$0.225	$0.225

3

2005 Total Revenue Growth

	First Quarter
	$	%
Prior Period Revenue	$ 2,231.4

Foreign Exchange (FX) Impact(a)	47.7	2.1%

Acquisition Revenue(b)	(4.8)	(0.	2)%

Organic Revenue(c)	128.7	5.8%

Current Period Revenue	$ 2,403.0	7.7%

(a)	To calculate the FX impact, we first convert the current period’s local currency revenue using the average exchange rates from the equivalent prior period to arrive at constant currency revenue. The FX impact equals the difference between the current period revenue in U.S. dollars and the current period revenue in constant currency.
(b)	Acquisition revenue is the aggregate of the applicable prior period revenue of the acquired businesses. Netted against this number is the revenue of any business included in the prior period reported revenue that was disposed of subsequent to the prior period.
(c)	Organic revenue is calculated by subtracting both the acquisition revenue and the FX impact from total revenue growth.

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2005 Revenue By Discipline

	$ Mix	% Growth(a)
Advertising	1,049.7	7.4%

CRM	811.0	8.1%

PR	256.3	7.1%

Specialty	286.0	8.0%

(a)	“Growth” is the total year-over-year growth from the prior period.

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2005 Revenue By Geography

	$ Mix	$ Growth
United States	$1,312.1	$ 91.0
Organic		77.8
Acquisition		13.2
International	$1,090.9	$ 80.6
Organic		50.9
Acquisition		(18.0)
FX		47.7

	$ Mix	$ Growth
United States	$1,312.1	7.5%
Euro Currency Markets	506.2	11.0%
United Kingdom	265.4	5.7%
Other	319.3	5.2%

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2005 vs. 2004 P&L Summary – Adjusted Comparison

	First Quarter 2005			First Quarter 2004
	Reported	Net Investment Activity (a)	Adjusted (c)	Reported	Net Investment Activity (b)	Adjusted (c)	% Change (d)
Revenue	$ 2,403.0	—	$ 2,403.0	$ 2,231.4	—	$ 2,231.4	7.7%

Operating Income	257.3	(6.9)	250.4	229.3	(3.2)	226.1	10.7%
% Margin	10.7%	(0.3%)	10.4%	10.3%	(0.1%)	10.1%

Net Interest Expense	12.1	—	12.1	10.4	—	10.4

Profit Before Tax	245.2	(6.9)	238.3	218.9	(3.2)	215.7	10.5%
% Margin	10.2%	(0.3%)	9.9%	9.8%	(0.1%)	9.7%

Taxes	86.1	(6.1)	80.0	73.6	(2.1)	71.5
% Tax Rate	35.1%	88.4%	33.6%	33.6%	65.6%	33.1%

Profit After Tax	159.1	(0.8)	158.3	145.3	(1.1)	144.2	9.8%

Equity in Affiliates	5.2	—	5.2	2.5	—	2.5
Minority Interest	(13.8)	0.4	(13.4)	(12.2)	—	(12.2)

Net Income	$ 150.5	$ (0.4)	$ 150.1	$ 135.6	$ (1.1)	$ 134.5	11.6%

(a)	Represents a gain arising from the sale of a majority owned sales promotion business located in Australia and New Zealand, offset by a loss on sale incurred in connection with the disposal of a non-strategic business located in the United States.
(b)	Includes a gain of $24.0 million arising from Seneca Investment LLC’s recapitalization, offset by losses from the disposal of other cost-based investments and costs incurred in connection with the disposal of two non-strategic businesses.
(c)	As a result of the adjustments above, the “Adjusted” numbers are non-GAAP measures. We believe that by making the adjustments above, the “Adjusted” numbers are more comparable to previous quarters and thus more meaningful for the purpose of this analysis.
(d)	Represents the change in the “Adjusted” numbers for the periods ended March 31, 2005 and March 31, 2004.

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Cash Flow – GAAP Presentation (condensed)

	3 Months ended March 31,
	2005	2004
Net Income	$ 150.5	$ 135.6

Stock-Based Compensation Expense	39.6	36.9
Depreciation and Amortization	41.7	45.2
Other non-cash items to reconcile to net income	4.6	1.6
Other changes in Working Capital	(953.4)	(1,006.6)

Net Cash Used by Operations	(717.0)	(787.3)

Capital Expenditures	(30.1)	(45.4)
Acquisitions	(23.1)	(31.6)
Proceeds from Sale of Businesses	29.3	—
Other Investing Activities, net	556.7	281.0

Net Cash Provided by Investing Activities	532.8	204.0

Dividends	(41.6)	(37.6)
Stock Repurchases	(377.9)	(141.1)
Other Financing Activities	30.0	17.9

Net Cash Used in Financing Activities	(389.5)	(160.8)

Effect of exchange rate changes on cash and cash equivalents	(3.8)	19.9

Net Decrease in Cash and Cash Equivalents	(577.5)	(724.2)

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After-Tax Free Cash Flow (a)

	3 Months ended March 31,
	2005	2004
Net Income	$ 150.5	$ 135.6

Stock-Based Compensation Expense	39.6	36.9
Depreciation and Amortization	41.7	45.2
Cash-Tax Differences (b)	25.8	24.2

After-Tax Free Cash Flow	257.6	241.9

Primary Cash Uses:
Capital Expenditures	30.1	45.4
Dividends	41.6	37.6
Acquisitions (net of sale proceeds) (c)	(6.2)	31.6
Stock Repurchases, (net of proceeds) (d)	319.5	119.4

(a)	The After-Tax Free Cash Flow numbers presented above are a non-GAAP measure. They exclude changes in working capital and certain other investing and financing activities. This presentation reflects the metrics used by management to assess our generation of cash. We believe that this presentation is more meaningful for understanding our after-tax free cash flow and our primary uses of that cash flow. This presentation was derived from our GAAP condensed statement of cash flow on the previous page of this presentation.
(b)	Reflects cash-tax differences arising from our convertible bonds and tax deductible goodwill. These amounts are included in “Other changes in Working Capital” on the previous page of this presentation.
(c)	Net of proceeds of $29.3 million in 2005 from the sale of businesses.
(d)	Stock repurchases of $377.9 million in the first quarter of 2005 and $141.1 million in the first quarter of 2004 are net of proceeds from stock option exercises and stock sold in our employee stock purchase plan of $58.4 million and $21.7 million in the first quarters of 2005 and 2004, respectively.

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Current Credit Picture

	First Quarter
	2005		2004

Operating Income (EBIT) (a)	$1,243		$1,119
Net Interest Expense (a)	$ 38.2		$ 44.9
EBIT / Net Interest	32.5	x	24.9	x
Net Debt / EBIT	1.6	x	1.8	x

Debt:
Bank Loans (Due Less Than 1 Year)	$ 12		$ 62
5.20% Euro Notes Due 6/24/05 (b)	198		188
$850 Million Convertible Notes Due 2/7/31	847		847
$900 Million Convertible Notes Due 7/31/32	892		892
$600 Million Convertible Notes Due 6/15/33	600		600
Loan Notes and Sundry (various through 2010)	21		26

Total Debt	$2,570		$2,615

Cash and Short Term Investments	605		545

Net Debt	$1,965		$2,070

(a)	“Operating Income (EBIT)” and “Net Interest Expense” calculations shown are latest twelve month figures for the quarter ended as specified. Although our bank agreements reference EBITDA, we have used EBIT for this presentation because EBITDA is a non-GAAP measure. Latest twelve month figures for period ended March 31, 2004 were restated to reflect the adoption of SFAS 123 – Accounting for Stock-Based Compensation.
(b)	The change in the outstanding balance results from changes in the Euro to U.S. dollar currency exchange rate. The Euro balance outstanding as of March 31, 2005 and 2004 was €152.4.

10

Current Liquidity Picture

		As of March 31, 2005
	Total Amount of Facility	Outstanding	Available
Committed Facilities

364 Day Revolver due 5/23/05 (a)	$ 500	$ —	$ 500

5 Year Revolver due 5/24/09	1,500	—	1,500

Other Committed Credit Facilities	12	12	—

Total Committed Facilities	2,012	12	2,000

Uncommitted Facilities (b)	384	—	—

Total Credit Facilities	$2,396	$ 12	2,000

Cash & Short Term Investments			605

Total Liquidity Available			$2,605

(a)	The $500.0 million 364 Day Credit facility includes a one-year term out at our option.
(b)	Uncommitted facilities in the U.S., U.K. and Canada. These amounts are excluded for purposes of this analysis.

11

Return on Equity(a)

(a)	“Return on Equity” is constant dollar based Net Income for the given period divided by the shareholders’ equity at the end of the prior period which has also been adjusted to a constant dollar basis.

In connection with our adoption on January 1, 2004 of SFAS 123 – “Accounting for Stock-Based Compensation” as amended by SFAS 148, “Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment for FASB Statement No.123,” utilizing the retroactive restatement method, stock-based compensation costs have been expensed in the current period and for the year ended December 31, 2004. The results for the year ended December 31, 2003 has been restated as if we had used the fair value method to account for employee stock-based compensation beginning January 1, 2003.

12

OmnicomGroup

Acquisitions Summary

Acquisition Related Expenditures

First Quarter 2005
New Subsidiary Acquisitions (a)	$ 2

Affiliates to Subsidiaries (b)	—

Affiliates (c)	—

Existing Subsidiaries (d)	22

Earn-outs (e)	16

Total Acquisition Expenditures	$40

Note: See appendix for subsidiary acquisition profile.

(a)	Includes acquisitions of a majority interest in new agencies resulting in their consolidation.
(b)	Includes acquisitions of additional equity interests in existing affiliate agencies resulting in their majority ownership and consolidation.
(c)	Includes acquisitions of less than a majority interest in agencies in which Omnicom did not have a prior equity interest and the acquisition of additional interests in existing affiliated agencies that did not result in majority ownership.
(d)	Includes the acquisition of additional equity interests in already consolidated subsidiary agencies.
(e)	Includes additional consideration paid for acquisitions completed in prior periods.

14

Potential Earn-out Obligations

The following is an estimate of future earn-out related obligations as of March 31, 2005, assuming that the underlying acquired agencies continue to perform at their current levels:(a)

2005	2006	2007	2008	Thereafter	Total
$211	$78	$82	$38	$19	$428

(a)	The ultimate payments will vary as they are dependent on future events and changes in FX rates.

15

Potential Obligations

In conjunction with certain transactions Omnicom has agreed to acquire (at the sellers’ option) additional equity interests. The following is an estimate of these potential future obligations (as of March 31, 2005), assuming these underlying acquired agencies continue to perform at their current levels: (a)

	Currently Exercisable	Not Currently Exercisable	Total
Subsidiary Agencies	$112	$100	$212
Affiliated Agencies	25	13	38

Total	$137	$113	$250

(a)	The ultimate payments will vary as they are dependent on future events and changes in FX rates.

16

First Quarter Acquisition

SportsMark

SportsMark is an event management and strategic marketing consulting company specializing in high profile sporting events such as the Olympic Games, the Super Bowl, the Masters, World Cup, NCAA Final Four, America’s Cup and the U.S. Open.

SportsMark is headquartered in the San Francisco Bay Area and is a member of the Radiate Group of Companies.

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